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                                                                    Exhibit 99.2


                             CAPSTAR HOTEL COMPANY

                     1998 SPECIAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF CAPSTAR HOTEL COMPANY

        The undersigned, as a holder of common stock, par value $.01 per share ("CapStar Common Stock"), of CapStar Hotel Company ("CapStar"), hereby appoints Paul W. Whetsell and John Emery, and each or either of them his attorneys and agents, with full power of substitution to vote all shares of CapStar Common Stock which the undersigned would be entitled to vote if personally present at the 1998 Special Meeting of Stockholders of CapStar to be held at the Embassy Row Hilton, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036 on [ ], 1998 9:00 a.m., local time, and including at any adjournments or postponements thereof, as follows:

THE BOARD OF DIRECTORS OF CAPSTAR RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER
                           PROPOSAL SET FORTH BELOW

        To consider and vote upon a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of March 15, 1998 (the "Merger Agreement"), among American General Hospitality Corporation, a Maryland corporation ("AGH"), American General Hospitality Operating Partnership, L.P., a Delaware limited partnership, CapStar, CapStar Management Company, L.P., a Delaware limited partnership, and CapStar Management Company II, L.P., a Delaware limited partnership. (Check one box)

        FOR [ ]                 AGAINST [ ]                     ABSTAIN [ ]

                                                     (continued on reverse side)
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(continued from other side)

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of CapStar Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If a proxy is given and no directions are given, the proxy will be voted for the approval of the Merger Proposal. Nonvoting shares and abstentions will have the effect of a vote against the Merger Proposal. This proxy will not be used to vote for an adjournment of the CapStar Meeting if the stockholder votes against the Merger Proposal.

You may revoke your proxy at any time before it is voted.

This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Special Meeting.


                            DATED:______________________________________, 1998

                            PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.


                            __________________________________________________
                                              (Signature)


                            __________________________________________________
                                      (Signature, if held jointly)


                            __________________________________________________
                                                 (Title)

                            WHEN SHARES ARE HELD JOINTLY, BOTH OWNERS MUST
                            SIGN AND DATE. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY PRESIDENT OR OTHER DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY AUTHORIZED PERSON.

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IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE!
           IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL
                           MACKENZIE PARTNERS, INC.
                         (___) ___-____ (CALL COLLECT)
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